EXHIBIT 99.06
                                Southern Company
                               Financial Overview
                            (In Millions of Dollars)

                                               3 Months Ended September                    Year-to-Date September
                                        -------------------------------------       ------------------------------------
                                         2006           2005         % Change         2006          2005        % Change
                                         ----           ----         --------         ----          ----        --------

 Consolidated -
   Operating Revenues                   $4,549         $4,358          4.4%         $11,204       $10,265          9.2%
   Earnings Before Income Taxes          1,143          1,082          5.6%           2,120         2,011          5.4%
   Net Income                              738            722          2.2%           1,385         1,432         -3.3%

 Alabama Power -
   Operating Revenues                   $1,572         $1,458          7.8%          $3,895        $3,514         10.8%
   Earnings Before Income Taxes            393            392          0.4%             737           711          3.6%
   Net Income Available to Common          238            236          0.8%             438           451         -2.8%

 Georgia Power -
   Operating Revenues                   $2,275         $2,369         -4.0%          $5,667        $5,382          5.3%
   Earnings Before Income Taxes            598            604         -0.9%           1,129         1,096          3.0%
   Net Income Available to Common          382            375          1.9%             711           683          4.2%

 Gulf Power -
   Operating Revenues                     $373           $344          8.4%            $929          $820         13.3%
   Earnings Before Income Taxes             57             60         -4.8%             114           116         -1.7%
   Net Income Available to Common           35             37         -7.0%              69            73         -5.8%

 Mississippi Power -
   Operating Revenues                     $311           $278         11.8%            $775          $742          4.4%
   Earnings Before Income Taxes             59             46         28.4%             121           117          4.1%
   Net Income Available to Common           37             28         29.7%              75            71          5.5%

 Southern Power -
   Operating Revenues                     $270           $266          1.7%            $603          $568          6.3%
   Earnings Before Income Taxes             78             64         20.9%             163           143         14.1%
   Net Income Available to Common           46             39         16.9%              98            88         11.5%


Notes
-----
- Southern Company GAS completed the sale of substantially all of its assets on January 4, 2006 and is included in consolidated earnings in all periods as discontinued operations.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.